UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

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COMMSCOPE HOLDING COMPANY, INC.

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Explanatory Note

Attached is a copy of a slide presentation that representatives of CommScope Holding Company, Inc. (the “Company”) intend to use in connection with various calls and virtual meetings with stockholders prior to the Company’s annual stockholders meeting.

commscope.com | © 2020 CommScope, Inc. Investor Outreach Annual Meeting April 2021

Agenda & Speakers Introductions Company Overview Corporate Governance Executive Compensation Sustainability Voting Items Q&A Tom Verbeke Talent & Organizational Development Burk Wyatt Chief Legal Officer William Pleasant Corporate Ethics and Compliance Officer Tom Drake Total Rewards Russell Johnson Treasurer & Investor Relations Michael McCloskey Investor Relations © 2021 CommScope, Inc.

Act with integrity Innovate for customer success Continuously improve Win as one team Our integrity is our moral compass, our core belief in doing the right thing. We find purpose and success through our uncompromising commitment toward our customers, partners and each other. We demonstrate candor, trust, respect, authenticity, honesty and accountability in everything we do. Our customers look to us as enablers of their success. We innovate with their needs in mind. Our end-to-end network expertise and commitment to our promises build the trust that drives deeper engagement and secures our ongoing success. Challenge the status quo! A meticulous pursuit of betterment sets us apart by making decisions faster, responding to our customers quicker and being more opportunistic. Embrace challenges, criticism and diversity in thought as the basis for improvement for ourselves, our customers, our communities and our planet. Always together, never alone. Part of what makes us unique is our diverse set of experiences and perspectives, which provide a uniquely strong support system. Always there for our colleagues, we work together, across borders and boundaries, toward a singular goal—to win. OUR PURPOSE: We create lasting connections. OUR VISION We push the boundaries of technology to create the world’s most advanced networks OUR VALUES OUR PURPOSE We create lasting connections © 2021 CommScope, Inc.

CommScope NEXT – April 8, 2021 Announcement Taking Actions to Strengthen CommScope Spin-off of Home Networks Currently expected to be executed through a tax-free spin-off to CommScope shareholders to form a new and independent publicly traded Home Networks company Creates a leading connected home solutions provider, enabling an accelerated pace of innovation toward a “Connected Home” vision of the future Significant Cost Reductions Cost reduction actions will drive meaningful operating expense savings Cost actions are expected to, at a minimum, offset the Non-GAAP Adjusted EBITDA impact of spinning off the Home Networks business Provides additional financial flexibility to invest in growth areas CommScope NEXT CommScope NEXT is an ongoing transformation for future success Post-spin CommScope positioned to drive higher profitability, growth and shareholder value © 2021 CommScope, Inc. All rights reserved. | CommScope, ARRIS and the ARRIS logo are trademarks of CommScope, Inc. and/or its affiliates. All other trademarks are the property of their respective owners.

© 2021 CommScope, Inc. Employee safety Meeting customer commitments Manufacturing diversity and resilience Progress in 5G and Wi-Fi 6 Future business with C-Band, CBRS and RDOF New opportunities with virtualization, cloud and analytics 4Q’20 bottom-line growth – quarter over quarter and year over year Leveraged variable cost structure to reduce operating costs throughout business Delivering over $150 million in synergies, one year ahead of schedule Strong OEM partnerships Expanding retail channels to market Investing in key verticals and geographies 2020 at a Glance BUSINESS TECHNOLOGY FINANCIALS CUSTOMERS AND PARTNERS

Full Year 2020 Results as Reported at February 17th Earnings Call

(In $millions, except per share amounts)

	FY'19 Results	FY'19 Results Combined Company[3]	FY'20 Results	Y/Y Change From Combined Company*
Net Sales [1]	$8,345	$9,755	$8,436	-14%*
Adj. EBITDA[2]	$1,298	$1,368	$1,215	-11%*
Adj. EPS[2]	$2.15	n/a	$1.56	-27%
Adj. Free Cash Flow[2]	$793	n/a	$415	-48%

Proactive balance sheet management provides runway before next significant debt maturities

- Since close of ARRIS acquisition, CommScope has repaid over $800 million of debt with focus on near-term opportunities
  - $108 million of debt repayment during the fourth quarter

Cash & liquidity remain strong despite challenging environment

- Ended the 4th quarter with available liquidity of ~$1.3 billion

Continued focus on debt repayment & de-leveraging

- 7.1x net leverage as of 12/31/2020[1]
- Long-term leverage target of 2.0x – 3.0x
- Continued commitment to prioritizing debt repayment as the business generates excess cash

Disciplined execution yielding solid FY20 results despite continued market uncertainty

(1) Net sales as presented for FY'20, FY'19 include reductions of revenue related to deferred revenue acquisition accounting adjustments of $20.6 million and $45.4 million, respectively.
(2) See appendix for reconciliation of non-GAAP adjusted measures.
(3) For comparisons described as combined company, January 1 – April 3, 2019 includes historical ARRIS results reflecting certain classification changes to align to CommScope's presentation.

6
© 2021 CommScope, Inc.

2021 End Markets

Evolving technology trends are expected to provide mostly favorable tailwinds

Market	Demand Outlook	Key 2021 Business Drivers		
Broadband Networks		↑ Work-from-home and virtual learning continue to drive operator network spend	↑ RDOF expected to fund fiber deployments passing millions of underserved homes	↔ Operators balancing network spend between head-end and outside plant to address capacity needs in both the uplink and downlink
Outdoor Wireless Networks		↑ C-BAND auction sets the stage for 2H 2021 macro tower spend	↑ Potential for international recovery as commodity and currency volatility subside	↔ Metro layer build outs may face further permitting delays in 1H'21 due to COVID-19
Venue & Campus Networks		↑ Migration to cloud driving hyperscale and MTDC 5G demand for more robust in-building mobile, Wi-Fi and wired solutions	↔ Uncertain environment for new commercial real estate, partial offset for retrofits to enable return to work	↔ Enterprise market will vary by vertical
Home Networks		↑ Work-from-home, virtual learning and increased media consumption drive upgrades to broadband CPE	↓ OTT trends continue to place pressure on video	↓ Larger component lead times stretch realization of sales backlog

7 | © 2021 CommScope, Inc

COMMSCOPE

Highly Qualified and Engaged Board Members with Deep Expertise

Board Leadership Structure



Claudius (Bud) E. Watts IV

Chairman of the Board

Private Investor and Founding Partner of Meeting Street Capital, LLC
- Age: 59
- Director Since: 2011
- Committees: None



Timothy T. Yates

Lead Independent Director

Various Senior Leadership Roles Including EVP, CFO and CEO at Monster Worldwide, Inc. (2007-2016)
- Age: 73
- Director Since: 2013
- Committees: Audit (Chair)



Retiring Effective 2021 Annual Meeting

Austin A. Adams

Independent Director

EVP and Corporate CIO of JPMorgan Chase (2004-2006)
- Age 77
- Director Since: 2014
- Committees: Audit



L. William (Bill) Krause

Independent Director

President of LWK Ventures
- Age 78
- Director Since: 2011
- Committees: Compensation; Nominating and Corporate Governance



New in 2021

Derrick A. Roman

Independent Director

Audit, Consulting and Senior Client Relationship Partner at PricewaterhouseCoopers LLP (1997-2020)
- Age 57
- Director Since: 2021
- Committees: Audit



New in 2020

Mary S. Chan

Independent Director

Managing Partner at VectoIQ, LLC
- Age 58
- Director Since: 2020
- Committees: Compensation



New in 2020

Patrick R. McCarter

Independent Director

Head of Global Technology, Media and Telecommunications Sector at The Carlyle Group LP
- Age 46
- Director Since: 2020
- Committees: Compensation; Nominating and Corporate Governance



New in 2020

Charles L. Treadway

President and CEO of CommScope
- Age 55
- Director Since: 2020
- Committees: None



Frank M. Drendel

Founder and Chairman Emeritus

Chairman of the Board of CommScope (2011-2020); Founder, CEO and Chairman of the Board of CommScope (1976-2011)
- Age 76
- Director Since: 2011
- Committees: None



Joanne M. Maguire

Independent Director

EVP of Lockheed Martin Corporation (2006-2013)
- Age 67
- Director Since: 2016
- Committees: Nominating and Corporate Governance (Chair)



Stephen (Steve) C. Gray

Independent Director

Founder and Chairman of Gray Venture Partners, LLC
- Age 62
- Director Since: 2011
- Committees: Compensation (Chair)



Thomas J. Manning

Independent Director

Executive Chairman of Cresco Labs
- Age 65
- Director Since: 2014
- Committees: Audit

The Board's focus on and commitment to refreshment and diversity led to the successful appointment of **3 new *independent* directors in 2 years**
- ***Enhanced*** Board Skills and Diversity
- Bring ***New Perspectives*** to the Board and its Committees

8 | © 2021 CommScope, Inc.

COMMSCOPE

Corporate Governance Enhancements and Best Practices

Governance Best Practices

NEW	Company proposal to **declassify the Board** at 2021 Annual Meeting
NEW	Enhanced **gender and racial/ethnic diversity** on the Board
NEW	Board commitment to refreshment led to successful appointment of **1 new independent director in 2021 and 2 new independent directors in 2020**
	Strong independent Board with Separate Chair and CEO and Lead Independent Director
	Risk oversight at Committee and Board level, including ESG policies / practices
	Regular Board and Committee self-evaluations
	Majority vote standard for uncontested director elections
	No poison pill
	Proactive year-round engagement with stockholders
	Compensation risk mitigating policies: stock ownership guidelines; clawback policy; anti-hedging and anti-pledging policies

Diverse Representation

gender – racially/ ethnically diverse



18% female
18% ethnically/racially diverse
• 2 females
• 1 Asian
• 1 Black
3
27%
8

Majority Independent

independent



3
73%
8

- The Board continues to **actively monitor** and evaluate Board composition and diversity
- The Board regularly evaluates desired attributes based on the **Company's strategy and evolving needs**

Balanced Mix of Ages



56-65
46-55
5
2
4
66+

63 years – average director age

Note: Above data exclude Mr. Adams who is retiring effective 2021 Annual Meeting.

9 | © 2021 CommScope, Inc.

COMMSCOPE

New Leadership Team to Advance Our Strategic Priorities Recent Leadership Changes New-hire Charles “Chuck” Treadway appointed President and CEO on October 1, 2020 as part of the Board’s ongoing succession planning Claudius E. “Bud” Watts IV (Lead Independent Director) appointed employee Chairman Timothy T. Yates (Audit Chair) appointed Lead Independent Director New-hire John “Jack” Carlson joined as Chief Commercial Officer on November 10, 2020 New-hire Kyle Lorentzen joined as Sr. V.P. and Chief Transformation Officer on December 14, 2020 Key Considerations in Structuring Compensation Awards structured to ensure alignment with creation of sustainable, long-term value for our stockholders through our strategic transformational plan CEO and other NEOs’ compensation is designed to be Heavily equity-based and at-risk Tied to CommScope’s stockholder value creation through stock price appreciation Pay packages commensurate with experience and in line with peers and market The Board continues to consider the long-term interest of the Company and our stockholders when making decisions regarding our compensation program © 2021 CommScope, Inc. Compensation Heavily Weighted Towards Performance-based Equity and Tied to Rigorous Stock Price Performance Hurdles New Leadership Team Pay Design Majority of equity awards are performance-based PSUs (69%) Require rigorous Company stock price hurdles ranging from $15 to $40 4-year performance period with continued service requirement Not eligible for additional equity grants until fiscal 2022

CEO Inducement Equity with Rigorous Performance Hurdles CEO Inducement Equity Awards 31% Restricted Stock Units 69% Performance Share Units 33 ⅓ % Vest 1st Anniversary of Grant Date 33 ⅓ % Vest 2nd Anniversary of Grant Date 33 ⅓ % Vest 3rd Anniversary of Grant Date Target Price: $15 1 yr. service 10% Vest Target Price: $20 1.5 yrs. service 20% Vest Target Price: $25 2 yrs. service 20% Vest Target Price: $30 2.5 yrs. service 20% Vest Target Price: $35 3 yrs. service 20% Vest All equity awards subject to continuous service with the Company after grant date 500,000 restricted stock units vest equally over a three-year period 1,100,000 performance share units with rigorous stock price hurdles ranging from $15 to $40 over a 4-year performance period The average closing price over a 60-day period prior to the end of a performance period must equal or exceed the Target Price. Initial grant made in October 2020; not eligible for additional equity grants until fiscal 2022 © 2021 CommScope, Inc. Target Price: $40 4 yrs. service 10% Vest

Selective Performance-based Equity for non-CEO Leadership Background and Key Considerations for Proposed Termination of Performance-based Options In 2019, following the CommScope-ARRIS combination, Board approved granting of EPOP1 options to align and reward executives for exceptional business performance and stock price growth Front-loaded as the intent was to cover equity awards in 2019, 2020 and 2021 No other equity awards following EPOP grant in 2019 (other than to Messrs. Treadway, White and Carlson who did not join CommScope until 2020) 50% time-based and 50% performance-based options Performance-based EPOP options designed to achieve rigorous annual and cumulative EBITDA goals over five years to drive cash generation and reduce debt Committee determined 2019 and 2020 goals were not met and it was unlikely targets for the remainder of the performance period would be achieved Stockholders expressed disfavor with the performance-based EPOP options during 2020 engagement Stockholder approval required to terminate performance-based EPOP options and grant EPRG in the form of PSUs In addition to attracting top talent, the Board believes it is critical to retain, encourage and motivate our highly experienced and talented senior leadership team beyond the CEO © 2021 CommScope, Inc. Rationale for Proposed Grant of Selective Performance-based Retention Equity Awards CommScope is at a critical juncture and needs to retain our top talent, with extensive experience and institutional knowledge of our business and industry in a highly competitive environment Since the original EPOP grants were made, 7 of 14 recipients have left to pursue other opportunities Remaining 7 executives are critical to CommScope and at risk of leaving Seven executives and one senior officer will be awarded Executive Performance Retention Grants (EPRG) consisting of PSUs that vest upon similar conditions as PSUs granted to Messrs. Treadway and Carlson, with awards tied to performance and service criteria Compensation Committee believes performance-based EPOP options no longer provide incentive or retention value for senior leadership team Alignment of performance objectives across Senior Management is important to driving success for long-term value creation and executing on our strategic priorities Stockholder approval required to terminate performance-based EPOP options and grant EPRG in the form of PSUs 1 Executive Performance Option Program (EPOP)

EPRG: Linking Stockholder Value Creation and Compensation We are seeking approval from our stockholders to terminate the performance-based EPOP options and provide replacement grants of EPRG in the form of PSUs. © 2021 CommScope, Inc. Key Features of EPRG Replaces realizable pay opportunity of the EBITDA-based portion of the 2019 EPOP1 Composed of PSUs that vest based on achievement of stock price hurdles over a 60-day trading period, ranging from $15 to $40 in $5 increments, and service requirements Vesting period is approximately 3.5 years, through October 1, 2024 Each tranche will be earned at the earliest date when both the stock price hurdle and minimum time vesting requirements have been met Average trading price, once met, is not required to be continuously satisfied through the applicable service date Any unearned shares after October 1, 2024 will be forfeited Time-based EPOP options will continue to vest; only the performance-based portion of the 2019 EPOP options will terminate Stockholder approval required to terminate performance-based EPOP options and grant EPRG in the form of PSUs 1 Executive Performance Option Program (EPOP)

Focus on Human Capital During Our Response to COVID-19

Protecting and Caring for our Employees

- Rigorous health and safety protocols at facilities worldwide
- Temporary work-from-home arrangements and paid leave for those directly impacted by COVID-19
- Wellness webinars and free resources to help employees manage work and home life

Helping our Customers and Partners

- Providing communications equipment and expertise to support critical industries
- Donated outdoor wireless access points, switches and support to ITDRC for pop-up emergency healthcare centers and homework hot spots
- Free infrastructure training, extended support for global education and hospitality customers of RUCKUS gear

Supporting our Communities

- Donated face shields and masks for healthcare workers
- CommScope matching employee donations to selected global hunger relief organizations
- Employee paid leave can be used to support COVID-19 community outreach, including check-ins with CommScope retirees

14 | © 2021 CommScope, Inc.

COMMSCOPE

© 2021 CommScope, Inc. launched on June 8, 2020 DIBN Member count as of 3/15/21 1,805 DIBN Leadership Council Members 27 DIBN Ambassadors 98 Top 10 Largest Global Member Sites US Remote Employees Reynosa, Mexico Horsham, PA, USA Suwanee, GA, USA Suzhou, China Shenzhen, China Richardson, TX, USA Bangalore, India Shakopee, MN, USA Bray, Ireland

Sustainability Objectives Progress Update

ETHICS & GOVERNANCE	OUR PEOPLE	SUSTAINABLE PRODUCTS	RESPONSIBLE SUPPLY CHAIN	OUR BUSINESS OPERATIONS
COMPLETE				
✓ Update the current CR&S strategy to consider the output of the recent materiality assessment and transforming business. ✓ Publish a combined and assured Sustainability Report aligned with the GRI and SASB standards. ✓ Implement an employee sustainability awareness project. ✓ Target ethics and compliance training to achieve greater than 95% training completion rate.	✓ Launch a company-wide, global diversity & inclusion initiative. ✓ Align our people and culture globally with our newly developed purpose, vision and values. ✓ Continue to drive a coaching and learning culture through the organization. ✓ Embed and develop our Diversity & Inclusion initiatives and strategy further, both internally and externally ✓ Integrate our culture and purpose work into all aspects of our employee experience	✓ Ensure that applicable STB & SNE products meet and exceed energy efficiency voluntary agreements (VAs) and standards. ✓ Continue to provide leadership in driving the SCTE's Energy goals and standards development for network energy efficiency. ✓ Perform conflict minerals reasonable country of origin inquiry for all relevant suppliers.	✓ Continue to complete annual sustainability assessments for all in scope suppliers. ✓ Ensure all CommScope sites are not "High Risk" during the annual RBA risk assessment review. ✓ Ensure all suppliers sign CommScope supplier code of conduct. ✓ Ensure 100% of 'High Risk' suppliers complete a CR audit.	✓ Reduce our 2019 GHG emissions by 2% by the end of 2020. ✓ Reduce our 2019 energy consumption by 2% by the end of 2020. ✓ Identify opportunities to leverage the benefits of renewable energy across our operations.
IN PROCESS				
• Expand the ISO14001 and ISO45001 certification scope to all manufacturing facilities.		• Leverage the benefits of Eco-design across our products and packaging to drive performance improvements.	• Evolve our supplier responsibility strategy to consider the changing business.	• Develop long term GHG reduction targets. • Ensure beneficial reuse (BRE) of waste exceeds 90%. • Ensure water use meets global water industrial consumption limits.

16 | © 2021 CommScope, Inc.

COMMSCOPE

We Request Your Support at the 2021 Annual Meeting © 2021 CommScope, Inc. Ballot Item Proposal Board Recommendation Item 1 To approve a proposal to amend the Company’s amended and restated certificate of incorporation (our Certificate of Incorporation) to declassify the Company’s Board of Directors FOR Item 2 To elect one director designated by Carlyle for a term ending at the 2022 Annual Meeting of Stockholders or until his successor is elected and qualified to serve FOR Item 3 To elect four directors to the Board of Directors of CommScope FOR All Item 4 To approve, on a non-binding advisory basis, the compensation of our NEOs, as described in our 2021 Proxy Statement FOR Item 5 To approve additional shares under our 2019 Long Term Incentive Plan FOR Item 6 To approve the termination of executive performance options and grant of selective performance-based retention equity awards FOR Item 7 To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021 FOR The Board asks that you vote FOR all Board proposals

commscope.com | © 2020 CommScope, Inc. Questions

Appendix Selected information from February 17, 2021 Earnings Call

Adjusted EBITDA and Adjusted Net Income Reconciliation © 2021 CommScope, Inc. All rights reserved. | CommScope, ARRIS and the ARRIS logo are trademarks of CommScope, Inc. and/or its affiliates. All other trademarks are the property of their respective owners.

Adjusted Free Cash Flow Reconciliation © 2021 CommScope, Inc. All rights reserved. | CommScope, ARRIS and the ARRIS logo are trademarks of CommScope, Inc. and/or its affiliates. All other trademarks are the property of their respective owners.